SIXTH AMENDMENT TO THE

RUBY TUESDAY, INC. SALARY DEFERRAL PLAN

THIS SIXTH AMENDMENT is made on this 8th day of July, 2008 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

INTRODUCTION:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Salary Deferral Plan (the “Plan”), which was last amended and restated by an indenture dated April 9, 2001, and subsequently amended by the First through Fifth Amendments thereto; and

WHEREAS, the Primary Sponsor now desires to amend the Plan to reflect changes required or permitted by the Pension Protection Act of 2006; to update the Plan for final Treasury regulations issued under Section 415 of the Internal Revenue Code, which are generally effective for limitation years beginning on or after July 1, 2007; to reflect other changes in the law for which Plan amendments are required as indicated by the 2007 cumulative list of changes in plan qualification requirements published by the Internal Revenue Service under Revenue Procedure 2007-44; and to clarify the computation of matching contributions.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2008, except as otherwise provided herein, as follows:

1.         By replacing the references to “Treasury Regulations Section 1.415-2(d)(2)” and “Treasury Regulations Section 1.415-2(d)(3)” in the header paragraph of Section 1.3 with references to “Treasury Regulations Section 1.415(c)-2(b)” and “Treasury Regulations Section 1.415(c)-2(c)” respectively.

2.         By deleting the “and” at the end of the existing Section 1.3(d), by deleting the period at the end of the existing Section 1.3(e) and substituting therefor “; and” and by adding the following new Section 1.3(f) to read as follows:

“(f)      for purposes of applying the annual addition limits in Appendix A, Annual Compensation:

(1)       shall be measured by the limitation year;

(2)       shall include compensation paid following a Termination of Employment if such compensation is for services during or outside the Employee’s regular working hours, commissions, bonuses, or other similar payments and the compensation would have been paid to the Employee prior to the Termination of Employment if the Employee had continued in employment with the Plan Sponsor or an Affiliate, in accordance with Treasury Regulations Section 1.415(c)-2(e)(3)(ii); and

(3)       shall not include any other post-Termination of Employment compensation.”

3.         By deleting the existing Section 1.13 in its entirety and by substituting therefor the following:

“1.13   ‘Distributee’ means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse. Effective for distributions made on and after January 1, 2008, a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).”

4.         By deleting the existing Section 1.17 in its entirety and by substituting therefor the following:

1.17     “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)       an individual retirement account described in Code Section 408(a);

(b)       an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)       an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d)       a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(e)       an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

Effective for distributions after December 31, 2005, If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

5.         By deleting the existing Section 1.18 in its entirety and by substituting therefor the following:

“1.18   ‘Eligible Rollover Distribution’ means any distribution of all or any portion of the Distributee’s Account, except that an Eligible Rollover Distribution does not include:

(a)       any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(b)       any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)       any distribution which is made upon hardship of the Employee;

(d)       except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); and

(e)       if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

‘Eligible Rollover Distribution’ shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(a)       an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(b)       a qualified trust as described in Code Section 401(a) or an annuity contract described in Code Section 403(b), but only to the extent that

(1)	the distribution is made in a direct trustee-to-trustee transfer; and

(2)

the transferee trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of the distribution which is includable in income and the portion which is not includable in income.”

6.         By deleting the existing Section 1.35 in its entirety and by substituting therefor the following:

“1.35   ‘Rollover Amount’ means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), and any regulations issued thereunder.”

7.         By deleting the existing Section 1.41 in its entirety and by substituting therefor the following:

“1.41   ‘Year of Service’ means each successive twelve-month period of employment measured from a Participant’s employment anniversary date during which a Participant has completed no less than 1,000 Hours of Service. If a Participant ceases to be an Employee and is subsequently reemployed by a Plan Sponsor, such Participant’s ‘Years of Service’ shall not include any periods of service prior to such Participant’s reemployment. Notwithstanding the foregoing, any individual who was an employee of Morrison Restaurants Inc. immediately prior to the effective date of the distributions by Morrison Restaurants Inc. to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc., but who did not continue in the employ of Ruby Tuesday, Inc. immediately after such distributions, shall not be given credit for any Year of Service with Morrison Restaurants Inc. completed on or prior to the effective date of such distributions.”

8.         By deleting the existing Section 3.1(b)(2) in its entirety and by substituting therefor the following:

“(2)     not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the date of distribution, and reduced by any “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.”

9.         Effective for contributions made for Plan Years beginning on and after January 1, 2008, by deleting the existing Section 3.2(a) in its entirety and by substituting therefor the following:

“(a)     Each Plan Sponsor proposes to make contributions to the Fund with respect to each Plan Year on behalf of each Participant who is an Eligible Employee in an amount equal to (i) twenty percent (20%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed fewer than five (5) Years of Service immediately prior to the period for which the contribution is made; (ii) forty percent (40%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed at least five (5) Years of Service but fewer than ten (10) Years of Service immediately prior to the period for which the contribution is made; and (iii) fifty percent

(50%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed at least ten (10) Years of Service immediately prior to the period for which the contribution is made. Plan Sponsor contributions made pursuant to this Section 3.2 may be made in cash or in kind, including shares of Company Stock, at the discretion of the Plan Sponsor. Unless the Primary Sponsor directs otherwise, the Trustee shall use Plan Sponsor matching contributions made in cash to acquire shares of Company Stock that are issued and outstanding. The Primary Sponsor may request the Trustee to acquire the necessary shares by purchasing newly issued shares of Company Stock or shares of Company Stock held as treasury shares. For purposes of this Subsection (a), the ‘Matching Limit’ is the first six percent (6%) of a Participant’s Annual Compensation.”

10.       Effective January 1, 2007, by deleting the existing Section 5.5 in its entirety and by substituting therefor the following:

“5.5     Qualified Default Investment Alternative. The Plan Administrator may establish a qualified default investment alternative. A ‘qualified default investment alternative’ shall mean a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator. If all or a portion of the Account of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of the Participant’s Account is to be invested in the qualified default investment alternative, the Plan Administrator shall provide to such Participant or Beneficiary a notice explaining the Participant’s or Beneficiary’s right to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions will be invested and give the Participant or Beneficiary a reasonable period of time after receipt of such notice to make such designation, all in accordance with regulations issued by the U.S. Department of Labor pursuant to ERISA Section 404(c)(5) and shall provide such other information to the Participant or Beneficiary as may be required by such regulations.”

11.       By adding, effective for distributions made on or after January 1, 2008, new Section 7.4, as follows:

“7.4     Hardship Withdrawals on Account of Beneficiary Hardship. To the extent provided in regulations issued by the Secretary of the Treasury, if an event would constitute “hardship” under Sections 7.1 and 7.2 if such event occurred with respect to a Participant’s spouse or dependent (as defined in Code Section 152), such event shall constitute ‘hardship’ if it occurs with respect to a person who is a designated, primary Beneficiary with respect to the Participant.”

12.       By deleting the existing Appendix A and substituting therefor the following:

“APPENDIX A

LIMITATION ON ALLOCATIONS

SECTION 1

Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), if applicable, the ‘annual addition’ for any Participant for any one limitation year may not exceed the lesser of:

(a)       the dollar limit under Code Section 415(c), as adjusted under Code Section 415(d); or

(b)       100% of the Participant’s Annual Compensation.

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

SECTION 2

(a)       For the purposes of this Appendix A, the term ‘annual addition’ for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.

(b)       Participant contributions shall be determined without regard to:

(1)       Rollover Amounts;

(2)       repayments of loans made to a Participant from a plan;

(3)       catch-up contributions as described in Code Section 414(v);

(4)       repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Section 411(a)(3)(D) or repayments of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

(5)       repayments that would have been described in Paragraph (4) except that the plan to which such repayment is being made does not restrict the timing of repayments to the maximum extent permitted by Code Section 411(a);

(6)       employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B); and

(7)       employee contributions to a simplified employee pension plan which are excludable from gross income under Code Section 401(k)(6).

SECTION 3

For purposes of this Appendix A, the term ‘limitation year’ shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.

SECTION 4

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 5 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant’s participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.

SECTION 5

In the event that as a result of the allocation of forfeitures to the Account of a Participant, a reasonable error in estimating the Participant’s Annual Compensation, a reasonable error in determining the amount of Elective Deferrals, or other similar circumstances, the annual addition allocated to the Account of a Participant exceeds the limitations set forth in Section 1 of this Appendix A, the Plan Administrator shall, in writing, direct the Trustee to take such actions as are permitted by the Internal Revenue Service for the correction of such errors as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved. Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify any such action with respect to reduction of Participants’ Accounts in accordance with such procedures as the Plan Administrator may establish with respect to Catch-Up Contributions.

SECTION 6

The provisions of this Appendix A shall be construed in a manner consistent with the provisions of final Treasury Regulations issued under Code Section 415 and any successor guidance.”

13.       By adding the following new last paragraph to Section 2 of Appendix C, as follows:

“The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made.”

14.       By adding the following new last paragraph to Section 5 of Appendix C, as follows:

“The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Sixth Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Sixth Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By: /s/ Samuel E. Beall, III

Title: Chairman, Chief Executive Officer and President

ATTEST:

By:	/s/ Scarlett May

Title:	VP, General Counsel and Secretary

[CORPORATE SEAL]